UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2016

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on August 8, 2016, Biolase, Inc. (the "Company") completed its private placement of an aggregate of 88,494 shares of its Series C Participating Convertible Preferred Stock, par value $0.001 per share, (the "Convertible Preferred Stock") and certain warrants (the "Warrants") to purchase up to an aggregate of 2,035,398 shares of the Company’s common stock, par value $0.001 per share (the "Common Stock").

Pursuant to the terms of the Convertible Preferred Stock, immediately following the Company’s Special Meeting of Stockholders held on September 30, 2016, where the Company’s stockholders approved the Issuance Proposal (as defined below), each outstanding share of Convertible Preferred Stock was automatically converted into 100 shares of Common Stock, reflecting a conversion price equal to $1.13 per share, which was the closing price of the Common Stock quoted on the NASDAQ Capital Market on July 29, 2016. As a result, the Company issued a total of 8,849,400 shares of Common Stock on September 30, 2016. The issuance of Common Stock upon conversion of the Convertible Preferred Stock was made in reliance upon the exemption from registration requirements in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 30, 2016, a Special Meeting of Stockholders was held at the Company’s headquarters, 4 Cromwell, Irvine, California. The following are the results of the voting on the proposals submitted to stockholders at the Special Meeting.

1. Stockholders ratified the terms and issuance of the Convertible Preferred Stock and Warrants, including the removal of the restriction prohibiting the exercise of certain Warrants if, after giving effect to such exercise, the applicable investor would beneficially own in excess of 19.99% of the outstanding shares of Common Stock, and approved the issuance of such number of shares of Common Stock issuable upon full conversion of the Convertible Preferred Stock and upon the full exercise of the Warrants, in each case, including shares issuable pursuant to customary anti-dilution provisions (the "Issuance Proposal"):

Votes For: 38,445,181
Votes Against: 324,466
Abstentions: 48,203

2. Stockholders approved the adjournment of the Special Meeting, if necessary, in the reasonable discretion of the Chief Executive Officer and President of the Company, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Issuance Proposal:

Votes For: 38,218,298
Votes Against: 556,247
Abstentions: 43,305

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

October 6, 2016	By:	/s/ David C. Dreyer

Name: David C. Dreyer
Title: Chief Financial Officer